CONVERTIBLE LOAN AGREEMENT

This Convertible Loan Agreement (this “Agreement”) is made as of September [__], 2011, by and among Phoenix Aerospace, Inc., a company incorporated under the laws of the State of Nevada of 61B Industrial Parkway, Mound House, NV 89706, U.S.A (the “Borrower”); Phoenix International Ventures, Inc., a company incorporated under the laws of the State of Nevada of 61B Industrial Parkway, Mound House, NV 89706, U.S.A (“Phoenix”); and Zvi Bar-Nes Nissensohn Nissensohn, Israeli Passport no. 9379265 of 27 Alexander Penn, Tel-Aviv 69641, Israel and\or a company under his control (at least more than 50%) (collectively, the “Lender”). The Borrower, Phoenix and the Lender may be referred to as “Party” and collectively, as the “Parties”.

W I T N E S S E T H:

WHEREAS,                      the Board of Directors of the Borrower (the "Board") resolved to raise financing for the going forward business activity of the Borrower by means of a convertible loan of up to the aggregate amount of One Million United States Dollars (USD$1,000,000) on the terms set forth herein; and

WHEREAS,                      the Borrower is a wholly-owned subsidiary of Phoenix; and

WHEREAS,                      the Borrower has requested the Lender and the Lender has agreed, to provide the Borrower with a loan of up to the Principal Amount (as defined below) under the terms and subject to the conditions set forth in this Agreement;

NOW THEREFORE, based on the representations contained herein and in consideration of the mutual promises and covenants set forth herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

1. Principal Amount

1.1           Under the terms and subject to the conditions set forth in this Agreement, the Lender shall lend to the Borrower a loan (the “Loan”) of up to the aggregate amount of One Million United States Dollars (USD$1,000,000) (the “Maximum Amount”).

1.2           The Loan shall be made by the Lender to the Borrower in one or more advances (each an “Advance”) in the Lender’s sole discretion based upon the Lender’s assessment of the financial needs of the Borrower. Unless otherwise agreed by the Lender, the aggregate amount of Advances shall not exceed the Maximum Amount. The aggregate amount of all of the Advances actually provided by the Lender to the Borrower under this Agreement shall be referred to “Principal Amount”.

2. Disbursement

2.1. At the Closing (as defined below), the Lender shall disburse an initial Advance of Three Hundred Fifty Thousand United States Dollars (USD$350,000) to the Borrower (the “Initial Advance”) by means of wire-transfer to the Borrower's bank account, which details are: Account Name: Phoenix Aerospace, Inc.; Bank: Nevada State Bank; Address: 2200 Highway 50 East, Dayton, Nevada 89403; Account #: 0532006764; Routing #: 122400779 (the “Designated Account”).

2.2. Following receipt of the Initial Advance, the Borrower may, from time to time, deliver to the Lender, not less than 7 (seven) days in advance of the expected date of each funding of an Advance, a written document specifying the amount of money it requests the Lender to disburse to the Designated Account and the proposed use of such Advance in the business of the Borrower (the “Advance Request”), provided, however, that the amount specified in the Advance Requests in the aggregate shall not exceed the Maximum Amount. The Lender shall review the Advance Request and shall determine, upon his sole discretion, whether to confirm it or not. In the event the Lender determined to confirm the respective Advance Request the Lender shall disburse the amount of the Advance Request to the Designated Account.

3. Interest

3.1. The Principal Amount shall accrue interest at the rate of 8% (eight percent) per annum (the “Interest”). The Interest shall be compounded annually on the basis of a 365-day year for the actual days elapsed as of the date of disbursement of each Advance to the Borrower and until the full repayment or conversion thereof in accordance with the provisions of this Agreement.

3.2. The Interest shall be due and payable together with the Principal Amount on the Maturity Date. The Principal Amount together with the Interest accrued thereon shall be referred to as the “Loan Amount”.

4. Maturity Date; Early Repayment

4.1. Maturity Date. The Loan Amount shall mature on a date which shall be twelve (12) months following the date of the Closing, or such other later date mutually agreed upon by the Borrower and the Lender (the “Maturity Date”).

4.2. Early Repayment. Notwithstanding Section 4.1 above, the Lender shall be entitled to demand immediate and early repayment of the outstanding and not repaid balance of the Loan Amount (“Balance of the Loan”) or any part of the Balance of the Loan, in the event that prior to the Maturity Date:

4.2.1. the balance of the Designated Account is positive (“Positive Balance”), provided, however, that in no event the amount actually repaid under this section 4.2.1 shall exceed the Positive Balance; or .

4.2.2. Phoenix shall consummate and close one or more rounds of either debt or equity financing (or any combination thereof), in an amount equal to not less than Five Million United States Dollars (USD$5,000,000) in the aggregate (a “Qualified Financing”).

5. Security Interest

5.1. To secure the prompt repayment of the Loan Amount:

5.1.1. Phoenix shall unconditionally guaranty the Loan Amount as per Exhibit A hereto;

5.1.2. The Borrower hereby grants to the Lender and his successors a continuing security interest in Phoenix’ present and future right(s) in and to the Designated Account and the Proceeds (as defined in Section 9.3 below), as fully set forth under the Security Agreement, Exhibit B hereto.

5.1.3. As collateral to secure its guaranty of the Loan Amount, Phoenix shall pledge to the Lender and grant the Lender and his successors a first ranking lien, security interest and fixed charge in one hundred percent (100%) of the shares of common stock of the Borrower registered under the name of Phoenix or in which Phoenix is the beneficial owner, as fully set forth under the Pledge agreement, Exhibit C hereto.

(collectively, the “Collateral”).

5.2. Upon repayment of the Loan Amount in its entirety or conversion of the Loan Amount in its entirety into shares of Phoenix the Collateral shall be cancelled simultaneous with such repayment or within five (5) days of such conversion.

6. Conditions of Lender's Obligations at Closing

The obligations of the Lender to disburse the Principal Amount or any part thereof to the Borrower are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against such Lender if it does not consent in writing thereto:

6.1. The Borrower's and Phoenix’s Board of Directors shall adopt resolutions approving the transactions contemplated by this Agreement.

6.2. The representations and warranties of the Borrower and Phoenix set forth in this Agreement shall be true and correct in every material respect at the time of Closing, as certified in writing by the CEO of the Borrower and the CEO of Phoenix.

7. Closing

7.1. Subject to the terms and conditions of this Agreement, the Lender shall advance the Principal Amount or any part thereof in accordance with Section 2.1 hereof at a closing to take place remotely by exchange of signatures and documents, at 11:00 a.m. (GMT-7) in 61B Industrial Parkway, Mound House, NV 89706, U.S.A, or such other time and place as may be agreed upon either orally or in writing by the Borrower and the Lender (the “Closing” and the “Closing Date”, respectively).

7.2. At the Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered.

7.2.1. the Borrower shall deliver to the Lender a certified copy of each of the documents listed in Section 6 hereof; and

7.2.2. the Lender shall wire the Principal Amount, net of any bank or transfer costs, in immediately available funds in United States currency to the corresponding bank account specified in Section 2.1 hereof.

8. Conversion of the Loan

8.1. Voluntary Conversion. Up to the Maturity Date the Lender may, upon his sole discretion, convert the Loan Amount into such number of fully paid and non-assessable shares of Series A Preferred Stock US$0.001 par value of Phoenix (“Preferred Stock”) or if such exist, then the most senior class of shares of Phoenix at the time of the conversion at a conversion price per share of US$0.15 (fifteen United States Cents) (the “Voluntary Conversion Shares”).

8.2. Conversion Upon Default. If, by the Maturity Date either (a) the Borrower shall not have repaid the Loan Amount, or (b) the Lender shall have not elected to receive the Voluntary Conversion Shares, then the Lender shall have the right to convert the Loan Amount into shares of Preferred Stock (the “Default Conversion Shares”), at a conversion price per share of US$0.10 (ten United States Cents).

8.3. Default Conversion Shares and Voluntary Conversion Shares. The Default Conversion Shares or the Voluntary Conversion Shares (as applicable) shall confer upon the holders thereof the same rights, preferences, privileges and obligations conferred upon the holders of the existing shares of Preferred Stock, or if such exist, then the most senior class of shares of the Phoenix at the time of the conversion.

8.4. For the avoidance of doubt, in any case of conversion of the Loan Amount into equity under the terms of any section of this Agreement, for the purposes of dividend preference, liquidation preference and anti-dilution rights, the Lender shall be deemed to have invested at 100% (one hundred percent) of the price per share of such transaction.

9. Covenants

Each of the Borrower and Phoenix hereby covenants to the Lender that, unless otherwise agreed upon in writing by the Parties, as of the Closing:

9.1. Designated Account; Signing Rights. The Lender or its designee shall be a required signatory in the Designated Account.

9.2. Use of the Loan Amount. Each Advance shall be used by the Borrower as a working capital solely to finance business activities of the Borrower as of the Closing Date. Unless otherwise agreed upon in writing among the Parties, in no event the Loan amount shall be used to pay debts of the Borrower or Phoenix prior to the Closing Date (“Prior Debts”), provided, however, that the Lender shall have the sole discretion to determine whether to confirm use of the Principal Amount for payments of Prior Debts.

9.3. Deposit of Proceeds. All proceeds generated by the Borrower from execution of work provided to customers or other third parties (“Proceeds”) shall be deposited in the Designated Account, unless upon receipt of the Borrower prior written request the Lender at his sole discretion confirm that such Proceeds are to be promptly reinvested in inventory or other assets used solely to provide additional products or services for customers or other third parties.

9.4. Distribution; Dividends. For as long as the Loan Amount or any part thereof is outstanding, the Borrower shall not be entitled to make any distribution or pay any dividend (including, without limitation any liquidation dividend) to its stockholders.

10. Representations and Warranties of the Borrower and Phoenix

Each of the Borrower and Phoenix hereby represents and warrants to the Lender that as at the Closing:

10.1. Organization. It is duly organized and validly existing under the laws of the State of Nevada and has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted and as proposed to be conducted. It has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions and perform its obligations contemplated hereby, subject to receipt of Board and shareholder approval as provided for herein. It has not taken any action or failed to take any action, which action or failure would preclude or prevent it from conducting its business after the Closing in the manner heretofore conducted or proposed to be conducted. It has all authorizations, approvals, permits, licenses, and any similar authority necessary or required under any law, regulation, rule or ordinance, for the conduct of its business as now being conducted and as proposed to be conducted by it, and to own and operate its properties as now conducted and as proposed to be conducted, owned, leased and operated by it.

10.2. Authorization; Approvals. All corporate action on its part, its directors necessary for the authorization, execution, delivery, and performance of all of its obligations under this Agreement has been (or will be) taken prior to the Closing. This Agreement, when executed and delivered by or on its behalf, shall be duly and validly authorized, executed and delivered, by it and shall constitute its valid and legally binding obligations, legally enforceable against it in accordance with its terms. No consent, approval, order, license, permit, action by, or authorization of or designation, declaration, or filing with any governmental authority on its part is required that has not been, or will not have been, obtained by it prior to the Closing in connection with the valid execution, delivery and performance of this Agreement or the consummation of any other transaction contemplated hereby, except for the adoption and filing of an amendment to the Articles of Incorporation and other notices with the Secretary of State of the State of Nevada necessary to effectuate the increase of the number of registered share of the Preferred Stock.

10.3. No Breach. Neither the execution and delivery of this Agreement, nor the issuance of the Default Conversion Shares nor the Voluntary Conversion Shares (as applicable) nor compliance by it with the terms and provisions hereof, will conflict with, or result in a breach or violation of, any of the terms, conditions and provisions of: (i) its Articles of Incorporation, (ii) any judgment, order, injunction, decree, or ruling of any court or governmental authority, domestic or foreign, (iii) any agreement, contract, lease, license or commitment to which it is a party or to which it is subject, or (iv) to its best knowledge, applicable law. The execution and delivery of, and compliance with, this Agreement will not (a) give to others any rights, including rights of termination, cancellation or acceleration, in or with respect to any agreement, contract or commitment referred to in this paragraph, or to any of its properties, or (b) otherwise require the consent or approval of any person, which consent or approval has not heretofore been obtained.

11. Representations and Warranties of Phoenix

Phoenix hereby represents and warrants to each of the Lender that as at the Closing:

11.1. The Default Conversion Shares or the Voluntary Conversion Shares (as applicable) issued upon conversion of the Loan Amount, and the ordinary shares issued upon conversion of the Default Conversion Shares or the Voluntary Conversion Shares (as applicable), when issued and allotted in accordance with this Agreement, will be duly authorized, validly issued, fully paid, nonassessable, and free of any preemptive rights, and will have the rights, preferences, privileges, and restrictions applicable to the Preferred Stock as set forth in the Articles of Incorporation and the By-Laws, and subject to the provisions thereof, or if such exist, then the most senior class of shares of Phoenix at the time of the conversion, will be free and clear of any liens, claims, encumbrances or third party rights of any kind and duly registered in the name of the Lender in the Phoenix’ register of stockholders.

12. Miscellaneous

12.1. Governing Law. This Agreement shall be governed exclusively by and construed solely in accordance with, the laws of the State of Nevada, and the United States District Court of Nevada shall have exclusive jurisdiction over the interpretation of this Agreement and any dispute between Parties hereto arising in connection herewith.

12.2. Assignment. This Agreement may not be assigned by either party (except to Permitted Transferees (as defined in the Articles of Association of the Borrower) subject to such transferee agreeing in writing to be bound by the terms hereof), without the prior written consent of the other parties. Subject to the foregoing restriction, this Agreement shall inure to the benefit of the parties and their respective successors, assigns and heirs.

12.3. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.4. Notices Any notice required or permitted hereunder shall be in writing and shall be sent by registered mail or confirmed facsimile to the parties hereto at the respective addresses as set forth above, as may be changed by each of the parties in a written notice from time to time.

12.5. Amendment and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance), only with the written consent of the Borrower and the Lender.

12.6. Severability If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

12.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK. SIGNATURE PAGES FOLLOW]

[Signature Page to Convertible Loan Agreement]

BORROWER:                                           PHOENIX AEROSPACE, INC.

________________________________

By:           ____________________

Title:           ____________________

PHOENIX:                                PHOENIX INTERNATIONAL VENTURES, INC.

________________________________

By:           ____________________

Title:           ____________________

LENDER:

_______________________

________________________________

__________________________

By:           ____________________

Title:           ____________________